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                                  EXHIBIT 11.1

                               THRUSTMASTER, INC.
                        STATEMENTS REGARDING COMPUTATION
                              OF PER SHARE EARNINGS
                (Dollars in thousands, except net loss per share)
                                   (Unaudited)

                                                    Three Months Ended            Six Months Ended
                                                         June 30,                      June 30,
                                                  -----------------------       ---------------------
                                                    1999           1998           1999          1998
                                                  --------       --------       --------      -------
Weighted average number of
  common shares outstanding - basic                  4,874          4,372          4,829        4,337

Common stock equivalents
  arising from stock options                             -              -              -            -
                                                  --------       --------       --------      -------

Weighted average number of
  common shares outstanding - diluted                4,874          4,372          4,829        4,337
                                                  ========       ========       ========      =======

Net loss from continuing operations               $   (264)      $   (132)      $   (360)     $  (264)
                                                  ========       ========       ========      =======

Net loss from discontinued operations             $(13,040)      $ (2,697)      $(13,202)     $(3,806)
                                                  ========       ========       ========      =======

Net loss per share from continuing operations:
  Basic                                           $  (0.05)      $  (0.03)      $  (0.07)     $ (0.06)
                                                  ========       ========       ========      =======
  Diluted                                         $  (0.05)      $  (0.03)      $  (0.07)     $ (0.06)
                                                  ========       ========       ========      =======

Net loss per share from discontinued operations:
  Basic                                           $  (2.68)      $  (0.62)      $  (2.73)     $ (0.88)
                                                  ========       ========       ========      =======
  Diluted                                         $  (2.68)      $  (0.62)      $  (2.73)     $ (0.88)
                                                  ========       ========       ========      =======